                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 4/30/97

PRINCIPAL BALANCE RECONCILIATION                                         D O L L A R S                                   NUMBERS
                                               CLASS A-1        CLASS A-2          CLASS A-3      TOTAL CLASS A's
                                            --------------     -------------     -------------     --------------      -----------
Original Principal Balance                  188,000,000.00     97,000,000.00     25,999,057.10     310,999,057.10           24,044
Beginning Period Principal Balance          121,269,093.66     97,000,000.00     25,999,057.10     244,268,150.76           20,263
Principal Collections - Scheduled Payments    3,297,758.45              0.00              0.00       3,297,758.45                0
Principal Collections - Payoffs               3,197,653.55              0.00              0.00       3,197,653.55              400
Principal Withdrawal from Payahead               18,570.47              0.00              0.00          18,570.47                0
Gross Principal Charge Offs                     860,999.46              0.00              0.00         860,999.46               61
Repurchases                                     155,058.17              0.00              0.00         155,058.17               17
Ending Balance                              113,739,053.56     97,000,000.00     25,999,057.10     236,738,110.66           19,785
                                            ==============     =============     =============     ==============    =============

Certificate Factor                               0.6049950         1.0000000         1.0000000          0.7612181
Pass Through Rate                                    6.190%            6.510%            6.630%             6.327%
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
CASH FLOW RECONCILIATION
Principal Wired                                                                                      6,518,749.00
Interest Wired                                                                                       2,300,138.97
Withdrawal from Payahead Account                                                                        29,285.11
Repurchases (Principal and Interest)                                                                   159,868.55
Charge Off Recoveries                                                                                  393,384.01
Interest Advances                                                                                       84,428.85
Certificate Account Interest Earned                                                                     27,380.60
Spread Account Withdrawal                                                                                    0.00
Class A Surety Bond Draw for Class I Interest                                                                0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                           0.00
Total Cash Flow                                                                                      9,513,235.09
                                                                                                     ============
TRUSTEE DISTRIBUTION  (5/08/97)

Total Cash Flow                                                                                      9,513,235.09
Unrecovered Advances on Defaulted Receivables                                                           26,629.16
Servicing Fee (Due and Unpaid)                                                                               0.00
Interest to Class A-1 Certificateholders                                                               625,546.41
Interest to Class A-2 Certificateholders                                                               526,225.00
Interest to Class A-3 Certificateholders                                                               143,644.79
Interest to Class I Certificateholders                                                                 431,566.80
Principal to Class A-1 Certificateholders                                                            7,530,040.10
Principal to Class A-2 Certificateholders                                                                    0.00
Principal to Class A-3 Certificateholders                                                                    0.00
Surety Bond Premium                                                                                     29,592.26
Interest Advance Recoveries from Payments                                                               26,789.54
Unreimbursed draws on Class A's
     Surety Bond for Class I Interest                                                                        0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                 0.00
Deposit to Payahead                                                                                     28,187.79
Certificate Account Interest to Servicer                                                                27,380.60
Payahead Account Interest to Servicer                                                                    1,397.68
Excess                                                                                                 116,234.96
Net Cash                                                                                                     0.00
                                                                                                     ============
Monthly Servicing Fee and the Spread Amount                                                          1,215,791.94
                                                                                                     ============
Servicing Fee Retained from Interest Collections                                                       203,556.79
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

SPREAD ACCOUNT  RECONCILIATION

Original Balance                                                                                             0.00
Beginning Balance                                                                                    2,605,879.05
Trustee Distribution of Excess                                                                         116,234.96
Interest Earned                                                                                         11,285.79
Spread Account Draws                                                                                         0.00
Reimbursement for Prior Spread Account Draws                                                                 0.00
Distribution of Funds to Servicer                                                                            0.00
Ending Balance                                                                                       2,733,399.80
                                                                                                    =============
Required Balance                                                                                    11,836,905.53

FIRST LOSS PROTECTION AMOUNT RECONCILIATION

Original Balance                                                                                    15,549,952.85
Beginning Balance                                                                                    9,607,528.49
Reduction Due to Spread Account                                                                       (127,520.75)
Reduction Due to Principal Reduction                                                                  (376,502.01)
Ending Balance                                                                                       9,103,505.73
                                                                                                    =============

First Loss Protection Required Amount                                                                9,103,505.74
First Loss Protection Fee %                                                                                  2.00%
First Loss Protection Fee                                                                               15,172.51

SURETY BOND RECONCILIATION

Original Balance                                                                                   310,999,057.10
Beginning Balance                                                                                  242,989,829.89
Draws                                                                                                        0.00
Reimbursement of Prior Draws                                                                                 0.00
Ending Balance                                                                                     242,989,829.89
                                                                                                   ==============
Adjusted Ending Balance Based Upon Required Balance                                                235,265,380.87
                                                                                                   ==============
Required Balance                                                                                   235,265,380.87

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                      327,572.10
Deposit                                                                                                 28,187.79
Payahead Interest                                                                                        1,397.68
Withdrawal                                                                                              29,285.11
Ending Balance                                                                                         327,872.46
                                                                                                    =============
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